UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): May 8, 2012

JAKKS PACIFIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-28104	95-4527222
(Commission File Number)	(IRS Employer Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of Principal Executive Offices)	(Zip Code)

(310) 456-7799

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2012, Leigh Anne Brodsky was elected as an independent member of our board of directors. Ms. Brodsky has also been appointed to the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

As previously reported, on April 22, 2012, we entered into an agreement with Clinton Group, Inc. and its affiliated funds (“Clinton”) providing for, among other things, expanding our board of directors from six to eight directors, with the new directors subject to Clinton’s reasonable approval, and Ms. Brodsky fills the remaining vacancy on our Board.

Except as described above with respect to Clinton’s approval, there is no arrangement or understanding between Ms. Brodsky and any other persons pursuant to which Ms. Brodsky was selected as a director. There are no transactions involving Ms. Brodsky requiring disclosure under Item 404(a) of Regulation S-K. Ms. Brodsky’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The non-employee director compensation structure is described under the caption “Compensation of Directors” in the Company’s proxy statement for its September 16, 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 22, 2011.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Settlement Agreement, dated as of April 22, 2012, by and between JAKKS Pacific, Inc. and Clinton Group, Inc. (1)
99.1	Press Release, dated May 9, 2012. (2)

____________

(1)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed April 24, 2012, and incorporated herein by reference.
(2)	Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Date:	May 9, 2012	By:	/s/ JOEL M. BENNETT
			Name:	Joel M. Bennett
			Title:	CFO

Index to Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated as of April 22, 2012, by and between JAKKS Pacific, Inc. and Clinton Group, Inc. (1)
99.1	Press release issued by the Company dated May 9, 2012.

____________

(1) Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed April 25, 2012, and incorporated herein by reference.

(2) Filed herewith.